ADDENDUM TO ADVISORY AGREEMENT

     Addendum dated September 9, 2002 to the Advisory Agreement dated July 1, 2001 (the "Agreement") between Atalanta/Sosnoff Investment Trust (the "Trust"), on behalf of the Atalanta/Sosnoff Fund (the "Fund"), and Atalanta/Sosnoff Capital Corporation (Delaware) (the "Adviser").

                                    RECITALS

     A. The Agreement authorizes the payment of a monthly advisory fee equal to an annual rate of .75% of the Fund's average daily assets, subject to certain Performance Fee Adjustments as set forth in the Agreement.

     B. The Fund is responsible, pursuant to the Agreement, for paying the operational expenses of the Fund.

     C. The Adviser desires to waive its fees and to reimburse the Fund's expenses as provided herein, and the Trust has agreed to accept such waiver and reimbursement.

     NOW THEREFORE, it is agreed that:

     1. Effective immediately and through October 1, 2007, the Adviser shall waive advisory fees and reimburse the Fund for the Fund's expenses, excluding brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expense on securities sold short) and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's trustees and officers with respect thereto, in order to maintain total Fund operating expenses at 1.50% per annum of its average daily net assets. Such limitation of 1.50% shall be calculated prior to the application of the Performance Fee Adjustment as defined in Schedule B to the Agreement.

     2. The Agreement is unchanged in all other respects.

     IN WITNESS WHEREOF, the parties have caused this Addendum to be signed by their officers designated below, all as of the date first written above.


                                     ATALANTA/SOSNOFF CAPITAL CORP. (DELAWARE)


                                     By:  /s/ Anthony G. Miller
                                         ------------------------------------
                                     Name and Title: Executive Vice President
                                                     ------------------------

                                     Accepted by:
                                     ------------

                                     ATALANTA/SOSNOFF INVESTMENT TRUST


                                     By:     /s/ Anthony G. Miller
                                         ------------------------------------
                                     Name and Title: President
                                                     ------------------------

                         ADDENDUM TO ADVISORY AGREEMENT

     Addendum dated September 9, 2002 to the Advisory Agreement dated July 1, 2001 (the "Agreement") between Atalanta/Sosnoff Investment Trust (the "Trust"), on behalf of the Atalanta/Sosnoff Focus Fund (the "Fund"), and Atalanta/Sosnoff Capital Corporation (Delaware) (the "Adviser").

                                    RECITALS

     A. The Agreement authorizes the payment of a monthly advisory fee equal to an annual rate of .75% of the Fund's average daily assets, subject to certain Performance Fee Adjustments as set forth in the Agreement.

     B. The Fund is responsible, pursuant to the Agreement, for paying the operational expenses of the Fund.

     C. The Adviser desires to waive its fees and to reimburse the Fund's expenses as provided herein, and the Trust has agreed to accept such waiver and reimbursement.

     NOW THEREFORE, it is agreed that:

     1. Effective immediately and through October 1, 2007, the Adviser shall waive advisory fees and reimburse the Fund for the Fund's expenses, excluding brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expense on securities sold short) and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's trustees and officers with respect thereto, in order to maintain total Fund operating expenses at 1.50% per annum of its average daily net assets. Such limitation of 1.50% shall be calculated prior to the application of the Performance Fee Adjustment as defined in Schedule B to the Agreement.

     2. The Agreement is unchanged in all other respects.

     IN WITNESS WHEREOF, the parties have caused this Addendum to be signed by their officers designated below, all as of the date first written above.


                                     ATALANTA/SOSNOFF CAPITAL CORP. (DELAWARE)


                                     By:  /s/ Anthony G. Miller
                                         ------------------------------------
                                     Name and Title: Executive Vice President
                                                     ------------------------

                                     Accepted by:
                                     ------------

                                     ATALANTA/SOSNOFF INVESTMENT TRUST


                                     By:     /s/ Anthony G. Miller
                                         ------------------------------------
                                     Name and Title: President
                                                     ------------------------

                         ADDENDUM TO ADVISORY AGREEMENT

     Addendum dated September 9, 2002 to the Advisory Agreement dated July 1, 2001 (the "Agreement") between Atalanta/Sosnoff Investment Trust (the "Trust"), on behalf of the Atalanta/Sosnoff Value Fund (the "Fund"), and Atalanta/Sosnoff Capital Corporation (Delaware) (the "Adviser").

                                    RECITALS

     A. The Agreement authorizes the payment of a monthly advisory fee equal to an annual rate of .75% of the Fund's average daily assets, subject to certain Performance Fee Adjustments as set forth in the Agreement.

     B. The Fund is responsible, pursuant to the Agreement, for paying the operational expenses of the Fund.

     C. The Adviser desires to waive its fees and to reimburse the Fund's expenses as provided herein, and the Trust has agreed to accept such waiver and reimbursement.

     NOW THEREFORE, it is agreed that:

     1. Effective immediately and through October 1, 2007, the Adviser shall waive advisory fees and reimburse the Fund for the Fund's expenses, excluding brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expense on securities sold short) and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's trustees and officers with respect thereto, in order to maintain total Fund operating expenses at 1.50% per annum of its average daily net assets. Such limitation of 1.50% shall be calculated prior to the application of the Performance Fee Adjustment as defined in Schedule B to the Agreement.

     2. The Agreement is unchanged in all other respects.

     IN WITNESS WHEREOF, the parties have caused this Addendum to be signed by their officers designated below, all as of the date first written above.


                                     ATALANTA/SOSNOFF CAPITAL CORP. (DELAWARE)


                                     By:  /s/ Anthony G. Miller
                                         ------------------------------------
                                     Name and Title: Executive Vice President
                                                     ------------------------

                                     Accepted by:
                                     ------------

                                     ATALANTA/SOSNOFF INVESTMENT TRUST


                                     By:     /s/ Anthony G. Miller
                                         ------------------------------------
                                     Name and Title: President
                                                     ------------------------